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                                                                    EXHIBIT 99.1


         RESOLVED, that Section 4.3 of the By-Laws shall be amended to add the following paragraph:

                 Notwithstanding any provision in these By-Laws to the contrary, any vacancy created by reason of an increase in the number of Trust Managers shall be filled by the affirmative vote of a majority of the remaining Trust Managers, though less than a quorum of the full Board of Trust Managers. A Trust Manager elected to fill a vacancy created by reason of an increase in the number of Trust Managers shall hold office only until the next election of Trust Managers by the shareholders.